Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

THE POLICE AND FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, derivatively on behalf of TESLA, INC.,

Plaintiff,

v.

ELON MUSK, BRAD BUSS, ROBYN M. DENHOLM, IRA EHRENPREIS, LAWRENCE J. ELLISON, ANTONIO J. GRACIAS, STEPHEN T. JURVETSON, LINDA JOHNSON RICE, JAMES MURDOCH, KIMBAL MUSK, KATHLEEN WILSON-THOMPSON, and HIROMICHI MIZUNO,

Defendants,

-and-

TESLA, INC., a Delaware Corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0477-KSJM

notice of pendency AND PROPOSED settlement OF derivative action

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF TESLA, INC. (“TESLA”) AS OF JULY 14, 2023, ALONG WITH THEIR SUCCESSORS AND ASSIGNS, EXCLUDING THE INDIVIDUAL DEFENDANTS

IF YOU HELD COMMON STOCK FOR THE BENEFIT OF ANOTHER as of JULY 14, 2023, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice of Pendency and Proposed Settlement of Derivative Action (the “Notice”) is to inform you of: (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by a Tesla stockholder on behalf of Tesla for the benefit of Tesla pursuant to Court of Chancery Rule 23.1; (ii) the proposed settlement of the Action (the “Settlement”) as against all defendants, subject to Court approval and other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise and Settlement dated July 14, 2023 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on October 13, 2023, at 1:30 pm ET, before The Honorable Kathaleen St. J. McCormick (the “Settlement Hearing”) in the Delaware Court of Chancery, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. The purpose of the Settlement Hearing to be held by the Court is to determine whether: (i) Plaintiff and Plaintiff’s Counsel have adequately represented the interests of Tesla and its stockholders; (ii) the proposed settlement of the Action should be approved by the Court as fair, reasonable, adequate, and in the best interests of Tesla and its stockholders; (iii) the Action should be dismissed with prejudice and all Released Claims against Released Persons should be fully, finally, and forever released, settled, and discharged; (iv) whether and in what amount any Fee and Expense Award should be paid to Plaintiff’s Counsel out of the Settlement Option Amount; and (v) Final Judgment approving the Settlement of the Action should be entered in accordance with the terms of the Stipulation.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE SETTLEMENT, AND FROM PURSUING THE RELEASED PLAINTIFF PArties’ CLAIMS.

The Stipulation was entered into as of July 14, 2023, by and among (i) plaintiff, the Police and Fire Retirement System of the City of Detroit (“Plaintiff”), derivatively on behalf of Tesla, Inc. (f/k/a Tesla Motors, Inc.) (“Tesla”) pursuant to Court of Chancery Rule 23.1; (ii) non-employee former and current Tesla directors Brad Buss, Robyn M. Denholm, Ira Ehrenpreis, Lawrence J. Ellison, Antonio J. Gracias, Stephen T. Jurvetson, Kimbal Musk, James Murdoch, Linda Johnson Rice,

Kathleen Wilson-Thompson, and Hiromichi Mizuno (collectively, “Director Defendants”); and (iii) fellow Tesla director and Tesla’s Chief Executive Officer, Elon Musk (“Musk” and, together with Director Defendants, “Defendants”) (collectively, Defendants and Tesla are referred to as “Settling Defendants” and, together with Plaintiff, “Settling Parties”).

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, Settling Parties will ask the Court at the Settlement Hearing to enter Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of Tesla stockholders. In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

As described more fully below, stockholders have the right to object to the proposed Settlement and the Fee and Expense Application by Plaintiff’s Counsel for an award of reasonable fees and expenses (the “Fee and Expense Award”). Stockholders have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable Kathaleen St. J. McCormick on October 13, 2023, at 1:30 pm ET in the Delaware Court of Chancery, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of the Fee and Expense Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by Settling Parties, or as otherwise permitted pursuant to the Stipulation, with or without future notice to Tesla stockholders. The Court may enter Final Judgment, and order the payment of the Fee and Expense Award, all without future notice to Tesla stockholders.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF SETTLING PARTIES. IT IS BASED ON STATEMENTS OF SETTLING PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY OR MAY NOT WISH TO TAKE IN RELATION TO THIS LITIGATION.

Between June 17, 2017 and the present (“Relevant Period”), Director Defendants were granted certain options and cash during their service on the Tesla Board (“Relevant Period Director Compensation”).

On June 17, 2020, Plaintiff filed a derivative complaint (the “Complaint”) alleging breach of fiduciary duty against Defendants and unjust enrichment against Director Defendants relating to Director Defendants’ compensation.

On September 17, 2020, Defendants served their Answer and Affirmative Defenses to the Complaint, and nominal defendant Tesla served its answer to the Complaint.

On October 29, 2020, Plaintiff served a first request for production of documents on Settling Defendants; and Defendants served a first request for production of documents on Plaintiff.

On November 13, 2020, Settling Parties filed a stipulation and proposed scheduling order, which the Court granted the same day.

On November 30, 2020, Settling Defendants served responses and objections to Plaintiff’s first request for production; and Plaintiff served responses and objections to Defendants’ first request for production.

On April 9, 2021, Settling Parties filed an amended stipulation and proposed scheduling order, which the Court granted on May 3, 2021.

In June 2021 and May 2022, the Tesla Board unanimously approved and adopted resolutions to forego any automatic grants of annual stock option awards under Tesla’s Outside Director Compensation Policy (or otherwise previously approved by the Tesla Board) until July 2023 (“2021 and 2022 Foregone Options”).

On September 9, 2021, Plaintiff served a first set of interrogatories on Settling Defendants. Settling Defendants served their responses and objections between November 12, 2021, and December 17, 2021.

On July 29, 2022, the Parties were notified that the case was reassigned to Chancellor Kathaleen St. Jude McCormick.

On September 13, 2022, Plaintiff served a second set of interrogatories on Settling Defendants. Settling Defendants served their responses and objections between October 20, 2022, and April 5, 2023, and certain Defendants served amended responses and objections on January 27, 2023.

On September 23, 2022, Plaintiff served a third set of interrogatories. Tesla served its responses and objections on October 24, 2022.

On October 24, 2022, Plaintiff filed a motion to compel the production of certain documents by Settling Defendants. Following briefing and a hearing, on January 31, 2023, the Court granted in part and denied in part Plaintiff’s motion.

On October 26, 2022, Plaintiff served a fourth set of interrogatories on Tesla. On November 28, 2022, Tesla served its responses and objections, which it amended on February 14, 2023.

Between December 2022 and April 2023, Plaintiff deposed 22 fact witnesses, including each Defendant.

Settling Defendants produced documents to Plaintiff, with the first production of documents on December 14, 2020, and the last production of documents on March 23, 2023.

On March 29, 2023, Plaintiff served a first request for admission on Settling Defendants. On April 28, 2023, Settling Defendants served their responses and objections.

On April 14, 2023, Plaintiff served contention interrogatories on Settling Defendants. On June 2, 2023, Settling Defendants served their responses and objections.

On April 20, 2023, Plaintiff served a second request for admission on Settling Defendants. On May 26, 2023, Settling Defendants served their responses and objections.

Plaintiff served numerous third-party subpoenas and obtained third-party document productions between November 10, 2021 and May 1, 2023.

On April 28, 2023, Plaintiff served the opening expert reports of Jesse M. Fried, Carl S. Saba, and David L. Yermack, and Defendants served the opening expert report of Kevin J. Murphy. On June 9, 2023, Plaintiff served the rebuttal expert report of Jesse M. Fried, and Defendants served the rebuttal expert report of Kevin J. Murphy.

Beginning in November 2022, Plaintiff and Defendants from time to time engaged in arm’s-length negotiations in efforts to settle Plaintiff’s Claims without involvement of the Court. These efforts included participation in several mediation sessions before JAMS Mediator Robert A. Meyer, as well as numerous other settlement communications between Plaintiff and Defendants facilitated by Mr. Meyer.

On June 20, 2023, following extensive negotiations, Settling Parties accepted a recommendation from Mr. Meyer relating to the Settlement Options and foregone compensation. On June 28, 2023, following further negotiations, Settling Parties agreed to the corporate governance reforms covered by the Stipulation. With Mr. Meyer’s assistance, the Setting Parties finalized their negotiations of the Stipulation terms.

On July 14, 2023, Plaintiff and Settling Defendants entered into the Stipulation.

The Stipulation is intended fully, finally and forever to release, resolve, compromise, settle, and discharge the Released Claims and terminate the Action with prejudice. It is the intention of Plaintiff and Settling Defendants that the Settlement will release the Released Claims against Released Persons upon Final Approval of the Stipulation.

The entry by Settling Parties into the Stipulation is not, and shall not be construed as or deemed to be evidence of, an admission as to the merit or lack of merit of any Claims or defenses asserted in the Action.

Plaintiff and Plaintiff’s Counsel have conducted discovery relating to the events and transactions underlying Plaintiff’s claims. Plaintiff and Plaintiff’s

Counsel believe that they have meritorious claims and could prevail at trial. Nevertheless, based upon their evaluation of Settling Parties’ claims and defenses, Plaintiff and Plaintiff’s Counsel have determined that the Settlement terms set forth in the Stipulation are fair, reasonable, and adequate and that the Settlement confers substantial benefits upon Tesla and its stockholders given the costs, delay, and risk of continued litigation.

Settling Defendants deny any and all allegations of wrongdoing, fault, liability or damage whatsoever. Specifically, Settling Defendants deny that they breached any duties. Settling Defendants also maintain that they have meritorious defenses to all claims alleged in the Action and could prevail at trial. Settling Defendants also deny that Tesla or its stockholders were harmed by any conduct of Settling Defendants alleged in the Action or that could have been alleged. Each of Settling Defendants asserts that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Tesla and all of its stockholders. Nevertheless, based upon their evaluation of Settling Parties’ claims and defenses, Settling Defendants, wishing to eliminate the uncertainty, risk, burden, and expense of further litigation to themselves and to Tesla, have therefore determined to settle the Action on the terms and conditions set forth in the Stipulation. Nothing in the Stipulation shall be construed as any admission by Settling Defendants of wrongdoing, fault, liability, or damages whatsoever. Nothing in the Stipulation shall be construed as an allocation of fault or liability between or among the Settling Defendants.

Settling Parties recognize that the Action has been filed and prosecuted by Plaintiff in good faith and defended by Settling Defendants in good faith and further that the terms of the Settlement as set forth herein, were negotiated at arm’s length, were negotiated in good faith, and reflect an agreement reached voluntarily, based on the recommendation of a neutral mediator and after consultation with experienced legal counsel.

WHAT ARE THE TERMS OF THE SETTLEMENT?

In consideration for the full and final release, settlement, and discharge of any and all Released Claims against Released Persons upon Final Approval, Settling Parties have agreed to the following consideration:

Director Defendants shall, jointly and severally, provide to Tesla the value of 3,130,406 options (“Settlement Options”) using the methods set forth in Section 2 of the Stipulation, which shall have the total value set forth in Section 2.6 of the Stipulation.

Director Defendants shall return the Settlement Options in the form of (i) cash (“Returned Cash”), (ii) unrestricted common shares of Tesla stock (“Returned Stock”), and/or (iii) unexercised Tesla options awarded as compensation to the Director Defendants during the Relevant Period (“Returned Options”). The Director Defendants shall have sole discretion on the ratio of Returned Cash, Returned Stock, and Returned Options that they provide to Tesla, provided that the total value of Returned Cash, Returned Stock, and Returned Options, using the methods set forth in Section 2 of the Stipulation, equals $735,266,505 (seven hundred thirty-five million, two hundred sixty-six thousand, five hundred five U.S. Dollars), which is referred to as the Settlement Option Amount (as defined in Section 2.6 of the Stipulation).

The value of each Returned Option shall be the difference between the Settlement Stock Price and the actual strike price of each Returned Option. Tesla shall cause the Returned Options to be canceled on the next Business Day after Final Approval, subject to Section 7.3 of the Stipulation. The number of authorized shares under Tesla’s 2019 Equity Incentive Plan (as described in Tesla’s SEC’s filings) shall be increased by the total number of Returned Options upon cancelation of the Returned Options.

For purposes of determining the amount of Returned Cash, each Settlement Option shall be converted to an amount of Returned Cash by calculating the difference between the Settlement Stock Price and the Total Weighted Average Strike Price, as defined in Section 1.28 of the Stipulation (approximately $235.9114, rounded to four decimals). For illustrative purposes only, to provide 1,000 Settlement Options in Returned Cash, a Director Defendant would pay $235,911 (rounded) (i.e., 1,000 x $235.9114).

For purposes of determining the amount of Returned Stock, each Settlement Option shall be converted to a number of Returned Shares by calculating the difference between the Settlement Stock Price and the Total Weighted Average Strike Price, divided by the Settlement Stock Price, regardless of the price of Tesla common stock on the Effective Date. For illustrative purposes only, to provide 1,000 Settlement Options in Returned Stock, a Director Defendant would return 906 Tesla shares (rounded up) (i.e., 1,000 x $235.9114 ($235,911) / $260.54). The value of each share of Returned Stock shall be the Settlement Stock Price, i.e. $260.54, regardless of the price of Tesla common stock on the Effective Date.

Using the valuation methods set forth in the Stipulation, Director Defendants shall deliver to Tesla the value of the Settlement Options, which is equal to $735,266,505 (seven hundred thirty-five million, two hundred sixty-six thousand, five hundred five U.S. Dollars) (“Settlement Option Amount”). The Settlement Option Amount consists of (i) $458,649,785 in Returned Options, using the valuation method for Returned Options set forth in Section 2.3 of the Stipulation, and (ii) $276,616,720 in Returned Cash and/or Returned Stock, combined, using the valuation methods for Returned Cash and Returned Stock set forth in Sections 2.4 and 2.5, respectively, of the Stipulation. In the event that Director Defendants return a different combination of (i) Returned Options and (ii) Returned Cash and/or Returned Stock than what is reflected in Section 2.6 of the Stipulation, such adjustment shall not decrease the Settlement Option Amount, and Director Defendants shall inform the Court of any such adjustments no later than five (5) Business Days prior to the Settlement Hearing.

Director Defendants, jointly and severally, shall cause the Settlement Option Amount (using the valuation methods set forth in Section 2 of the Stipulation) to be provided to Tesla within fifteen (15) Business Days after entry of the Final Judgment. The Settlement Option Amount shall be applied in the manner set forth in Section 7 of the Stipulation.

Director Defendants shall forego permanently the 2021 and 2022 Foregone Options (to the extent Director Defendants served on the Tesla Board during such period) and shall not hereafter receive any compensation for Tesla Board service for 2021 or 2022. The Current Director Defendants shall also forego permanently any compensation for Tesla Board service for 2023.

Tesla and the Tesla Board (including, as applicable, Current Director Defendants and Other Tesla Directors) shall implement and maintain in substance the following measures during the Settlement Governance Period (defined in Section 1.24 of the Stipulation as the period from the Effective Date until five (5) years after the Effective Date):

•
As soon as practicable after the Effective Date, the Compensation Committee of the Tesla Board (“Compensation Committee”) shall amend its charter to provide that the Compensation Committee shall be responsible for:

(a)
conducting annually a review and assessment of all compensation, including cash and equity-based compensation, paid by Tesla to Non-Employee Directors;

(b)
engaging an independent compensation consultant (“Independent Consultant”) annually to advise the Compensation Committee in connection with such annual review and assessment, including with respect to (i) the amount and type of Non-Employee Director compensation, and (ii) any comparative data deemed appropriate by such consultant; and

(c)
recommending to the Tesla Board, on the basis of such annual review and assessment, the amount and type of compensation payable to Non-Employee Directors.

•
The Tesla Board (including, as applicable, Current Director Defendants and Other Tesla Directors) shall review annually all compensation payable to Non-Employee Directors, including the recommendation by the Compensation Committee as to such compensation.

•
On an annual basis, Tesla shall submit the proposed annual compensation to be paid to Non-Employee Directors to an approval vote of the majority of Unaffiliated Tesla Stockholders present in person or represented by proxy and entitled to vote on such decision. For purposes of the Stipulation, “Unaffiliated Tesla Stockholders” means all Tesla stockholders of record other than (i) Defendants and (ii) Other Tesla Directors (but only while such Other Tesla Directors serve on the Tesla Board). For the avoidance of doubt, Defendants and Other Tesla Directors (but only while such Other Tesla Directors serve on the Tesla Board) shall (with respect to any and all shares over which they hold beneficial ownership, as that term is defined in 17 CFR § 240.13d-3(a)) abstain from voting in their capacity as stockholders on the votes required by this Section and shall not be counted as shares present or entitled to vote for purposes of determining the majority.

•
Prior to any stockholder vote on compensation to be paid to Non-Employee Directors, Tesla shall disclose to stockholders in a proxy at least the following information, in a manner consistent with Tesla’s operative bylaws:

(a)
a description of the philosophy relating to Non-Employee Director compensation;

(b)
the process by which decisions were made concerning Non-Employee Director compensation, including with respect to the role and analysis of the Independent Consultant and any peer group or other comparative data deemed appropriate by such Independent Consultant (or that no such data was deemed appropriate); and

(c)
the proposed compensation of Non-Employee Directors, including the cash and equity value of such compensation, on a director-by-director basis.

•
As soon as practicable after the Effective Date, Tesla shall review its internal controls specific to Non-Employee Director compensation and implement any changes necessary to continue to ensure appropriate administration of Non-Employee Director compensation. On an annual basis, Tesla shall continue to review its internal controls specific to Non-Employee Director compensation and continue to report the results of that review to the Audit Committee of the Tesla Board (“Audit Committee”) and the Audit Committee minutes shall reflect that such report was provided.

This Action was brought as a derivative action on behalf of and for the benefit of Tesla and its stockholders. Tesla stockholders will not receive a direct payment of the Settlement Amount but will indirectly benefit from the Settlement Amount being paid to Tesla.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter the Final Judgment, at which time the Action against Settling Defendants shall be dismissed with prejudice. The foregoing dismissal is without fees or costs, except as expressly provided in the Stipulation.

Upon the Effective Date, Plaintiff and Tesla and, as applicable, its stockholders (excluding Defendants), and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, limited liability companies, corporations, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates, and insurers, coinsurers, and re-insurers shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged Released Settling Defendant Parties from and with respect to every one of Released Plaintiff Parties’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Released Plaintiff Parties’ Claims against any Released Settling Defendant Parties.

Upon the Effective Date, Settling Defendants and, as applicable, their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, limited liability companies, corporations, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates, and insurers, coinsurers, and re-insurers shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged Released Plaintiff Parties and Tesla and its stockholders (excluding Defendants) from and with respect to every one of Released Settling Defendant Parties’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Released Settling Defendant Parties’ Claims against any Released Plaintiff Parties or Tesla and its stockholders (excluding Defendants).

The contemplated releases given by Settling Parties in the Stipulation extend to Released Claims that Settling Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this Settlement.

With respect to any and all Released Claims, Settling Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims to the fullest extent permitted by law, and to have relinquished, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code (or any similar, comparable or equivalent provision of any law of any state or territory of the United States, federal law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Settling Parties and Current Stockholders shall be deemed by operation of law to have acknowledged that the foregoing waiver was separately bargained for and is a key element of the Settlement.

Settling Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but that it is their intention to fully, finally, and forever settle any and all such Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

The Settlement set forth in the Stipulation reflects the results of Settling Parties’ negotiations and the final terms of their agreement, which was reached only after arm’s-length negotiations among Settling Parties, who were all represented by counsel with extensive experience and expertise in derivative litigation.

This Settlement is not evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of Settling Defendants or of any damages or injury to Plaintiff and Tesla and its stockholders.

Plaintiff believes that the Released Plaintiff Parties’ Claims had merit when filed and continue to have merit, and Plaintiff is settling the Plaintiff’s Claims because it believes that the Settlement will provide substantial value to Tesla and its stockholders. Plaintiff has concluded that the Settlement is fair, reasonable, and in the best interests of Tesla and its stockholders, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined herein.

Settling Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage with respect to all claims asserted or that could be asserted in the Action or any other action, in any court or tribunal, relating to the Relevant Period Director Compensation, including any allegations that Settling Defendants have committed any violations of law, that they have acted improperly in any way, and that they have any liability or owe any damages of any kind to Plaintiff and Tesla and its stockholders. Settling Defendants maintain that their conduct was at all times proper and in compliance with applicable law, and that if the case proceeded to trial and a decision were issued by the Court, they would have prevailed on all claims asserted against them. Settling Defendants further deny any breach of fiduciary duties to harm Tesla and its stockholders. Each of the Settling Defendants asserts that, at all relevant times, he or she acted in good faith. Settling Defendants are entering into the Settlement in order to, among other things, terminate all claims that were or could have been asserted by Plaintiff, Tesla or any other Tesla stockholder against Settling Defendants in the Action or in any other action, in any court or tribunal, relating to the Relevant Period Director Compensation.

HOW WILL THE ATTORNEYS BE PAID?

Plaintiff’s Counsel will submit a Fee and Expense Application to the Court. Settling Parties acknowledge and agree that any Fee and Expense Award in connection with the Settlement shall be paid by Tesla out of the Settlement Option Amount, as set forth in Section 7 of the Stipulation, and shall reduce the settlement consideration paid to Tesla accordingly.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

The Court will consider the Settlement and all matters related to the Settlement, including the Fee and Expense Application, at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Kathaleen St. J. McCormick on October 13, 2023, at 1:30 pm ET in the Delaware Court of Chancery, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

At the Settlement Hearing, any Tesla stockholder who desires to do so may appear personally or by counsel, and show cause, if any, why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of Tesla and its stockholders; why the Final Judgment should not be entered in accordance with and as set forth in the Stipulation; or why the Court should not grant Plaintiff’s Counsel’s Fee and Expense Application; provided, however, that unless the Court in its discretion otherwise directs, no Tesla stockholder, or any other Person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Final Judgment to be entered thereon, or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any Tesla stockholder or any other Person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than fifteen (15) Business Days prior to the Settlement Hearing, such Person files with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, DE, 19801, and serves upon the attorneys listed below: (a) a written notice of intention to appear that includes the name, address, and telephone number of the objector and, if represented by counsel, the name and address of the objector’s counsel; (b) include documentation sufficient to prove that the objector owned shares of Company common stock as of the date of the Stipulation, and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing; (c) a detailed statement of objections to any matter before the Court; and (d) the grounds thereof or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider. These writings must also be served by File & ServeXpress, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than fifteen (15) Business Days prior to the Settlement Hearing:

Andrew S. Dupre

Sarah E. Delia

MCCARTER & ENGLISH LLP

Renaissance Centre

405 N. King Street, 8th Floor

Wilmington, DE 19801

(302) 984-6300

Counsel for Plaintiff

Raymond J. DiCamillo

Kevin M. Gallagher

Kyle H. Lachmund

RICHARDS, LAYTON & FINGER, P.A.

920 N. King Street

Wilmington, DE 19801

(302) 651-7700

Attorneys for Defendants

Elon Musk, Brad Buss, Robyn M. Denholm, Ira Ehrenpreis, Lawrence J. Ellison, Antonio J. Gracias, Stephen T. Jurvetson, Linda Johnson Rice, James Murdoch, Kimbal Musk, Kathleen Wilson-Thompson, and Hiromichi Mizuno

Jason C. Jowers

Sarah T. Andrade

BAYARD, P.A.

600 N. King Street, Suite 400

Wilmington, DE 19801

(302) 655-5000

Attorneys for Nominal Defendant
Tesla, Inc.

Unless the Court otherwise directs, any Person who fails to object in the manner described above shall be deemed to have waived and forfeited any and all rights such Person may otherwise have to object to the Settlement and/or any Fee and Expense Award to Plaintiff’s Counsel (including any right of appeal) and shall be forever barred from raising such objection in the Action or any other action or proceeding. Tesla stockholders who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

Tesla stockholders who seek to appear at the Settlement Hearing should contact Plaintiff’s Counsel for instructions on how to participate.

CAN I SEE THE COURT FILINGS? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each Business Day. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel:

Fields Kupka & Shukurov LLP

1441 Broadway, 6th Floor #6161

New York, NY 10018

Tel.: (212) 231-1500

teslasettlement@fksfirm.com

Bleichmar Fonti & Auld LLP,

7 Times Square, 27th Floor

New York, New York 10036

(212) 789-1340

McCarter & English, LLP

Renaissance Centre

405 N. King Street, 8th Floor,

Wilmington, DE 19801

(302) 984-6300.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and other persons or entities who held shares of Tesla common stock as record owners, but not as beneficial owners, are directed to either

(a) download copies of this Notice from www.TeslaDetroitDerivativeAction.com and promptly forward the copies of the Notice to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to KCC, who will promptly send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by calling KCC toll-free at (866) 573-0260; or emailing info@TeslaDetroitDerivativeAction.com; or mailing Tesla Detroit Derivative Settlement, c/o KCC LLC, P.O. Box 301135, Los Angeles, CA 90030-1135.

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE:

Dated: July 19, 2023